EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 205  to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated November 24, 2025, which was filed as Exhibit (i) to Post-Effective Amendment No. 204.

/s/ Jordan M. Beksha
Jordan M. Beksha, Esq.

December 23, 2025
Boston, Massachusetts